SCHEDULE 14A INFORMATION
            Proxy Statement Pursuant to Section 14(a)
              of the Securities Exchange Act of 1934



Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                         Proffitt's, Inc.
 ---------------------------------------------------------------
         (Name of Registrant as Specified in Its Charter)


 ---------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box:)
[ ]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction
          applies:
     ____________________________________________________________


     2)   Aggregate number of securities to which transaction
          applies:
     ____________________________________________________________


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     ____________________________________________________________


     4)   Proposed maximum aggregate value of transaction:
     ____________________________________________________________


     5)   Total fee paid:

     ____________________________________________________________


[X]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by
     Exchange Act Rule 0-11(a)(2) and identify the filing for which
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     1)   Amount Previously Paid:
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     2)   Form, Schedule or Registration Statement No.:
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     3)   Filing party:
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     4)   Date filed:
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            CONVERSION NUMBER SET IN PROFFITT'S, INC./
                 CARSON PIRIE SCOTT & CO. MERGER

                    Contacts: Proffitt's:    Julia Bentley
                                             (423) 981-6243
                                   Carson's: Ed Carroll (media)
                                             (414) 347-5340
                                             Darren Jackson (investors)
                                             (414) 278-5787

Birmingham, Alabama and Milwaukee, Wisconsin (January 27, 1998) -- Department store retailers Proffitt's, Inc. (NYSE:PFT) ("Proffitt's" or the "Company") and Carson Pirie Scott & Co. (NYSE:CRP) ("Carson's") announced today that the Conversion Number for the proposed merger transaction between the two companies has been established at 1.75. The Conversion Number was calculated based on the price of Proffitt's Common Stock as provided in the Merger Agreement. Upon closing the transaction, each issued and outstanding share of Carson's Common Stock will be converted into
1.75 shares of Proffitt's Common Stock, with cash paid in lieu of fractional shares.

Both companies have scheduled special shareholders' meetings on Friday, January 30, 1998 to vote on the proposed transaction. The merger is expected to close on Saturday, January 31, 1998, the fiscal year end of both Proffitt's and Carson's.

Proffitt's currently operates 177 stores in twenty-four states under the names of Proffitt's, McRae's, Younkers, Parisian, and Herberger's. The Company's annual revenues exceed $2.3 billion. Carson's operates 56 store locations in four Midwestern states under the names of Carson Pirie Scott, Boston Store, and Bergner's. Carson's annual revenues exceed $1.1 billion.

This announcement is neither an offer to sell securities nor a solicitation of an offer to buy securities. An offering has been made only by means of a joint proxy statement/prospectus.

A copy of the joint proxy statement/prospectus may be obtained from the Secretary, Proffitt's, Inc. 115 N. Calderwood, Alcoa, Tennessee 37701.

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